                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]    Filed by a Party other than the Registrant [ ]

 Check the appropriate box:
 [ ] Preliminary Proxy Statement
 [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e
     (2))
 [X] Definitive Proxy Statement
 [ ] Definitive Additional Materials
 [ ] Soliciting Material Pursuant to ss.240.14a-12

                          LaserLock Technologies, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


                837 Lindy Lane, Bala Cynwyd, Pennsylvania, 19004
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

 Payment of Filing Fee (Check the appropriate box):
 [X] No fee required.
 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

 1) Title of each class of securities to which transaction applies:
 Shares of Common Stock
--------------------------------------------------------------------------------

 2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------

 3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------

 4) Proposed maximum aggregate value of transaction:
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 5) Total fee paid:
--------------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

 1) Amount Previously Paid:
--------------------------------------------------------------------------------

 2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------

 3) Filing Party:
--------------------------------------------------------------------------------

 4) Date Filed:
--------------------------------------------------------------------------------

                          LASERLOCK TECHNOLOGIES, INC.
                                 837 LINDY LANE
                            BALA CYNWYD, PENNSYLVANIA
                                      19004
                                 (610) 668-1952

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          IN LIEU OF AN ANNUAL MEETING

                          TO BE HELD DECEMBER 17, 2003

To Our Stockholders:

         A Special Meeting in lieu of an Annual Meeting of LaserLock Technologies, Inc.'s stockholders will be held at the law offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, Pennsylvania 19103, on Wednesday, December 17, 2003, at 6:00 p.m., local time.

         The purpose of the meeting is to consider and act upon the following:

         1. the election of four directors to our Board of Directors;

         2. the amendment and restatement of our Articles of Incorporation, including amendments to increase the authorized number of our shares of common stock from 40,000,000 to 250,000,000, to increase the authorized number of our shares of preferred stock from 10,000,000 to 75,000,000 and to authorize our Board of Directors to designate rights of, and issue without further action by our stockholders, the 75,000,000 shares of preferred stock;

         3. the consideration of the LaserLock Technologies, Inc. 2003 Stock Option Plan;

         4. the ratification of the selection of Cogen Sklar, LLP as our independent auditors for the year ending December 31, 2003; and

         5. the transaction of any other business as may properly come before the meeting or any adjournment(s) of the meeting.

         We have fixed November 18, 2003 as the record date for determining the stockholders entitled to vote at the meeting. You are not entitled to notice of, or to vote at, the meeting if you were not a stockholder of record at the close of business on that date.

         You are cordially invited to attend the meeting. Whether or not you expect to attend the meeting in person, please sign, date and promptly return the enclosed proxy to ensure that your shares will be represented at the meeting. The enclosed envelope requires no postage if mailed within the United States. Many of our stockholders hold their shares in "street name" through brokers, banks and other nominees may choose to vote their shares over the Internet or by telephone instead of using the enclosed proxy card or the form of proxy sent to them by their brokers, banks and other nominees. If your shares are held in "street name" and you wish to vote over the Internet or by telephone, please follow the instructions on the form of proxy sent to you by your broker, bank or other nominee. If you attend the meeting, you may revoke your proxy and vote in person.


                                             By Order of the Board of Directors,

                                             NORMAN A. GARDNER

                                             Norman A. Gardner
                                             President
Bala Cynwyd, Pennsylvania
November 24, 2003

                          LASERLOCK TECHNOLOGIES, INC.
                                 837 LINDY LANE
                            BALA CYNWYD, PENNSYLVANIA
                                      19004
                                 (610) 668-1952

                                 PROXY STATEMENT

                         SPECIAL MEETING OF STOCKHOLDERS
                          IN LIEU OF AN ANNUAL MEETING


                                DECEMBER 17, 2003

About this Proxy Statement

         The Board of Directors of LaserLock Technologies, Inc. is soliciting proxies to be used at a Special Meeting of Stockholders in lieu of an Annual Meeting of Stockholders. The meeting will be held at the law offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, Pennsylvania 19103 on Wednesday, December 17, 2003, at 6:00 p.m., local time. This proxy statement, and the related notice of a Special Meeting in lieu of an Annual Meeting and the form of proxy, will be mailed to stockholders beginning on or about November 24, 2003. In this proxy statement, LaserLock Technologies, Inc., a Nevada corporation, is sometimes referred to as "LaserLock," the "Company," "we," or "our" or by words of similar import.

VOTING PROCEDURES

Who Can Vote

         Only LaserLock's common stockholders at the close of business on the record date, November 18, 2003, may vote at the meeting. You are entitled to cast one vote for each share of LaserLock common stock that you owned as of the close of business on the record date. At the close of business on the record date, there were 39,610,867 shares of LaserLock common stock outstanding.

How You Can Vote

         You can vote by:

         o marking your proxy card, dating and signing it, and returning it in the postage-paid envelope we have provided, or

         o  attending the meeting and voting in person.

How You Can Revoke Your Proxy or Change Your Vote

         You can revoke your proxy at any time before it is voted at the meeting by:

         o  sending a written notice that you have revoked your proxy to Norman
            A. Gardner at 837 Lindy Lane, Bala Cynwyd, Pennsylvania 19004,

         o  submitting a later-dated proxy card, or

         o attending the meeting, giving our Secretary written notice of your revocation and voting your shares.

         If a bank, broker or other nominee of record holds your shares in its name, you must obtain a proxy card executed in your favor from the holder of record to be able to vote your shares at the meeting.

General Information on Voting

         A quorum must exist for voting to take place at the meeting. A quorum exists if holders of a majority of the outstanding shares of our common stock are present at the meeting in person or are represented by proxy at the meeting. Shares represented by a proxy marked "abstain" or "withheld" on any matter will be considered present at the meeting for purposes of determining whether there is a quorum, but will not be considered as votes FOR or AGAINST that matter. Shares represented by a proxy as to which there is a "broker non-vote" (that is, where a broker holding your shares in "street" or "nominee" name indicates to us on a proxy that the broker has the discretionary authority to vote your shares on some but not all matters) will be considered present at the meeting for purposes of determining a quorum but will not be voted on matters as to which there is a "broker non-vote." Abstentions and "broker non-votes" will therefore have no effect on the outcome of any vote taken at the meeting.

         The director nominees will be elected by a plurality of the votes cast for the election of directors at the meeting. Thus, the nominees who receive the most votes will be elected as directors. All other matters to be voted upon at the meeting must be approved by a majority of the votes cast on those matters.

         Shares that have been properly voted and not revoked will be voted at the meeting in accordance with the instructions on your proxy card. If you sign your proxy card but do not mark your choices, Norman A. Gardner or Joel A. Pinsky, the persons named on the enclosed proxy card, will vote the shares represented by your proxy card:

         o FOR the election of Julius Goldfinger, Norman A. Gardner, Joel A. Pinsky and Michael J. Prevot as directors of the Company;

         o FOR the amendment and restatement of the Company's Articles of Incorporation;

         o FOR the approval of the LaserLock Technologies, Inc. 2003 Stock Option Plan; and

         o FOR the ratification of the Board's selection of Cogen Sklar, LLP as independent auditors of the Company for the year ending December 31, 2003.

         If any other matters are properly presented at the meeting for consideration, Mr. Gardner will have the discretion to vote on those matters for you. Currently, we are not aware of any such matters.

Costs of Solicitation

         We will pay the cost for preparing, assembling and mailing this proxy statement. Our directors, officers and employees may solicit proxies through the mail, direct communication or otherwise. None of our directors, officers or employees will receive additional compensation for soliciting proxies. We may reimburse brokerage firms and other custodians, nominees or fiduciaries for their reasonable expenses for forwarding proxy and solicitation materials to stockholders.

                                   PROPOSAL 1
                              ---------------------

                              ELECTION OF DIRECTORS

         Pursuant to the Company's bylaws, the number of directors of the Company shall be fixed by the Company's Board of Directors. The Company currently has three directors, but the Board has voted to increase the number of directors to four.

         At the Special Meeting in lieu of an Annual Meeting, the Company's stockholders will elect four directors to serve until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified.

         The Board of Directors has nominated Mr. Norman A. Gardner, Mr. Joel A. Pinsky, Mr. Michael J. Prevot and Mr. Julius Goldfinger for election as directors of the Company at the meeting. All of the nominees except for Mr. Goldfinger currently are serving as directors of the Company.

Nominees for Election as Directors

Existing Director Nominees

Norman A. Gardner, Director since 1999, age 61

         Mr. Gardner has been the President of the Company since its inception on November 11, 1999. From 1974 to 1985, Mr. Gardner served as President of Polymark Management, Ltd., a Canadian public relations firm. In 1982, Mr. Gardner founded Nocopi Technologies, Inc. of West Conshohocken, Pennsylvania, a publicly traded company ("Nocopi"). He served as President and Chief Executive Officer of Nocopi from 1985 until 1997, and as Chairman of its board of directors until March 1998. Mr. Gardner received his B.A. in English from McGill University in 1963.

Joel A. Pinsky, Director since 2001, age 67

         Mr. Pinsky is a founding partner of the law firm Gross, Pinsky and has practiced his profession in Montreal, Canada on a full-time basis for 40 years. He received his B.A. from McGill University in 1957, his B.C.L. from McGill University in 1960, and his B.Com from Concordia University in 1961.

Michael J. Prevot, Director since 1999, age 48

         Mr. Prevot has been the Vice President of Sales of the Company since its inception on November 11, 1999. From 1985 to 1999, Mr. Prevot served as President of Vista Security Papers, a San Francisco-based company that sells security products. Mr. Prevot studied business at the College of San Mateo in San Mateo, California in 1974-1975, and at Skyline College in San Bruno, California in 1975-1976. Mr. Prevot dedicates 10-20 percent of his time performing his duties as the Vice President of Sales of the Company. These duties include approaching potential clients and arranging for sales meetings and presentations.

New Director Nominee

Julius Goldfinger, age 74

         Mr. Goldfinger has more than 40 years of experience in venture capital investing, corporate finance, securities analysis and portfolio management, including structuring, restructuring and financing of mergers and acquisitions for small to medium-sized companies. In addition to Mr. Goldfinger's financial experience, he currently serves as Chairman and CEO of Milestone Musical Memories, Inc., a start-up music company. From February 1974 to January 1981, Mr. Goldfinger was in charge of The Venture Capital Group at the Bankers Trust Company where he was responsible for the restructuring, refinancing and eventual sale, merger or liquidation of the entire venture capital portfolio, consisting of more than 60 companies, of the Bankers Trust Company, completed in 1981.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF THE DIRECTOR NOMINEES. Proxies will be voted FOR ALL DIRECTOR NOMINEES unless otherwise specified in the proxy.


                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                            DIRECTORS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners, Directors, Management and Key Personnel

         The following table lists the persons we know to be beneficial owners of at least five percent of our common stock, who are either directors or nominees for election as a director or who are key personnel or executive officers of the Company as of November 18, 2003. In general, beneficial ownership includes ownership of those shares a person has the power to vote or transfer, as well as shares owned by immediate family members who live with that person. Unless otherwise specified, each beneficial owner identified in the table below has sole voting and dispositive power with respect to all of the shares listed opposite that person's name.


                                                                               Approximate
                                                                               Percentage
                                                                             of Outstanding
    Name (and Address of 5% Beneficial Owner)           Number of Shares    Common Stock (1)
    -----------------------------------------           ----------------    ----------------
Californian Securities S.A.                              4,576,736 (2)         11.4%
Edificio Bilbao Plaza, Suite 418
Avenida Bilbao
Panama City, Republic of Panama

Norman A. Gardner                                        3,150,000 (3)          7.9%
Howard Goldberg                                            930,000 (4)          2.3%
Julius Goldfinger                                          280,000 (5)            *
Joel A. Pinsky                                             250,000 (5)            *
Michael J. Prevot                                          300,000 (5)            *
Harvey Goldberg                                             66,667 (6)            *
Directors and officers as a group (6 persons)            4,976,667 (7)         11.9%

---------------
* Represents less than one percent of our outstanding common stock.

(1) Percentage of ownership is based on 39,610,867 shares of Common Stock issued and outstanding as of the record date for the meeting. As described in greater detail in "Proposal 2," our Articles of Incorporation authorize the issuance of 40,000,000 shares of Common Stock. Accordingly, we were permitted to issue only 389,133 additional shares of Common Stock as of the record date. Thus, in computing the beneficial ownership of the persons listed in this table, we have assumed that the additional shares would be issued upon the exercise of options, even though we do not have authority to issue the additional shares.

(2) Includes 1,761,500 shares loaned to us for the benefit of, and pledged to, Californian Securities S.A. ("Californian") and 618,139 shares loaned to us for the benefit of, and pledged to, Pacific Continental Securities (UK) Nominees, Limited ("Continental" and, together with Californian, the "Pledgees") by Norman A. Gardner pursuant to a Stock Loan Agreement, dated October 14, 2003. If stockholders reject Proposal 2, the Pledgees will have power to vote and dispose of these shares, effective January 1, 2004.

(3) Includes 500,000 shares issuable upon the exercise of stock options. Also includes 2,379,639 shares loaned to us for the benefit of, and pledged to, the Pledgees. If stockholders reject Proposal 2, the Pledgees will have the power to vote and dispose of these loaned and pledged shares, effective January 1, 2004. Mr. Gardner's address is c/o the Company at 837 Lindy Lane, Bala Cynwyd, Pennsylvania 19004.

(4) Represents shares issuable upon the exercise of a stock option exercisable within 60 days after the record date. If stockholders reject Proposal 2, we will not have a sufficient number of authorized shares of Common Stock to permit the exercise of this stock option. For additional information concerning our arrangements with Mr. Howard Goldberg, see "Employment Agreements - Compensation for Executive Officers and Other Key Personnel - Howard Goldberg."

(5) Includes 250,000 shares issuable upon the exercise of a stock option exercisable within 60 days after the record date.

(6) Represents shares issuable upon the exercise of a stock option exercisable within 60 days after the record date.

(7) Includes 2,246,667 shares issuable upon the exercise of a stock option exercisable within 60 days after the record date.


                 OUR EXECUTIVE OFFICERS AND OTHER KEY PERSONNEL

         The following table lists our executive officers and other key personnel as of the record date. Executive officers and other key personnel are appointed by the Board of Directors and may be removed by the Board with or without cause, subject to the rights of the executive officers and other key personnel under any employment or other agreements they may have with the Company from time to time.

Name                           Age          Position

Norman A. Gardner              61           Chairman, Chief Executive Officer,
                                            President and Director

Howard Goldberg                58           (1)

Harvey Goldberg                63           (2)

Michael J. Prevot              48           Vice President of Sales and Director
-------------------
(1) Mr. Howard Goldberg has agreed to perform for us, as a consultant, the services customarily performed by the chief operating officer of a business. He is not employed by the Company.

(2) Mr. Harvey Goldberg has agreed to perform for us, as a consultant, business advisory services. He is not employed by the Company.

         The business experience of each of Messrs. Gardner and Prevot is summarized in "Proposal 1 - Election of Directors." The business experience of Mr. Howard Goldberg and Mr. Harvey Goldberg is summarized in "Compensation of Executive Officers and Other Key Personnel."

Committees of the Board

         The Board of Directors does not currently have standing audit, nominating and compensation committees or any committees performing similar functions.

Board Meetings

         Our Board of Directors held three meetings in our fiscal year ended December 31, 2002. Each of our directors attended all of those meetings. Our Board took other actions during our fiscal year ended December 31, 2002 by written consent.

Board Resignations

         On March 31, 2003, Ed Fishman and Steven Meistrich each tendered their resignations from the Board of Directors for personal reasons. Each of their resignations became effective as of May 1, 2003.

                                   PROPOSAL 2
                              ---------------------

           APPROVAL OF AMENDED AND RESTATED ARTICLES OF INCORPORATION

         The Company's current Articles of Incorporation authorize the issuance of 50,000,000 shares of capital stock, consisting of 40,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. The Board of Directors has adopted a resolution to amend and restate the Company's Articles of Incorporation to increase the authorized capital stock of the Company to 250,000,000 shares by increasing the number of authorized shares of Common Stock to 175,000,000 shares and increasing the number of authorized shares of Preferred Stock to 75,000,000 shares. The text of the proposed Amended and Restated Articles of Incorporation is set forth as Appendix A to this proxy statement.

         The terms of the authorized shares of Preferred Stock cannot be stated or estimated at this time because no offering of the Preferred Stock is contemplated in the proximate future. The Board of Directors will have the authority to fix and determine the rights and preferences of the shares of any series of Preferred Stock that is established, including dividends, seniority, conversion rights and prices, voting rights, redemption or other repurchase rights and prices, maturity dates and similar matters, without further action by the stockholders.

         In the view of the Board of Directors, publicly traded companies, such as the Company, need to have a sufficient number of authorized shares of Common Stock and Preferred Stock available to be issued from time to time in order to respond to financing and other needs. The Board of Directors believes it is in the stockholders' best interests for the Company to have a variety of financing alternatives available to allow the Company to address its capital requirements in rapidly changing capital markets.

         The potential issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company, may discourage bids for the Common Stock at a premium over the market price of the Common Stock and may adversely affect the market price of, and the voting and other rights of the holders of, Common Stock. The Company has no current plans to issue additional shares of Preferred Stock.

         Our directors and executive officers, as well as the Pledgees, have an interest in the outcome of the vote of stockholders on this proposal. As of the record date, we had issued and outstanding 39,610,867 shares of Common Stock. Our Articles of Incorporation authorize the issuance of 40,000,000 shares of Common Stock. Accordingly, as of the record date, we were permitted to issue only 389,133 additional shares of Common Stock. Each of Messrs. Howard Goldberg, Harvey Goldberg and Goldfinger holds options to purchase shares of our Common Stock that cannot be exercised unless this proposal is approved by stockholders. In addition, Mr. Gardner loaned to us 2,379,639 shares for the benefit of, and pledged these shares to, the Pledgees. If this proposal is not approved by stockholders, the Pledgees will acquire the shares subject to the pledge from us, and Mr. Gardner will have a claim against us for repayment of the loan of his shares to us. In that case, we would be unable to repay the loan in shares, as we would not have sufficient authorized and unissued shares to repay the loan. Further, we likely would be unable to satisfy our obligations to Mr. Gardner otherwise, which could have a material adverse effect on us. Such an effect likely would be highly detrimental to the Pledgees given the significant beneficial ownership that they and their customers have in us. Accordingly, the Pledgees likewise have an interest in the outcome of the vote on this proposal.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK AND PREFERRED STOCK AND TO AUTHORIZE THE BOARD TO DESIGNATE AND ISSUE PREFERRED STOCK WITHOUT FURTHER ACTION BY STOCKHOLDERS. Proxies will be voted FOR THE ADOPTION OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION unless otherwise specified in the proxy.

                                   PROPOSAL 3
                              ---------------------

                                 APPROVAL OF THE
               LASERLOCK TECHNOLOGIES, INC. 2003 STOCK OPTION PLAN

General

         The LaserLock Technologies, Inc. 2003 Stock Option Plan (the "Plan") provides for the grant of incentive stock options, nonqualified stock options, and dividend equivalents to our employees, consultants and advisors, as well as the employees, consultants and advisors of our subsidiaries and affiliate. If we had a parent company, we could also make these grants to its consultants and advisors.

         Our Board of Directors has approved the Plan and is submitting the Plan for stockholder approval. Stockholder approval is being sought (i) so that the compensation attributable to grants under the Plan may qualify for an exemption from the $1,000,000 compensation deduction limit under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") (see "Section 162(m)" under "Federal Income Tax Consequences" below); (ii) for incentive stock options to meet the requirements of the Code; and (iii) to meet requirements of certain established trading markets if we are able to cause our shares to trade on such a market while the Plan is in existence or the grants that can be made under the Plan are outstanding.

         The following is a summary of the material terms of the Plan. A copy of the Plan is attached as Appendix B to this proxy statement.

Purpose of the Plan

         The Plan is intended to provide a means by which our employees, consultants, advisors, and directors can acquire and maintain stock ownership, thereby strengthening their commitment to our success. The Plan will provide an incentive for employees, consultants, advisors, and directors to focus their attention on managing us as equity owners and will align their interests with those of the stockholders.

Description of the Plan

         Administration: The Plan will be administered by a stock option committee (referred to as the "committee"). Our Board, however, may ratify or approve any grants it deems appropriate, and the committee may delegate any or all of its powers under the Plan to an individual or a subcommittee, with respect to grants to persons who are not executive officers. The committee has the authority to (i) determine the individuals to whom grants will be made under the Plan; (ii) determine the type, size, and terms of each grant; (iii) determine the time when grants will be made and the duration of any applicable exercise or restriction period; (iv) amend the terms of any previously issued grant; and (v) deal with any other matters arising under the Plan.

         Shares: The maximum number of shares of our common stock that may be issued under the Plan is 18,000,000. The maximum share limits are subject to adjustment in the event of a stock dividend, spinoff, recapitalization, stock split, combination, exchange of shares, reclassification, change in par value, merger, reorganization, consolidation, or other corporate change. If any grant expires, is forfeited or cancelled, or otherwise terminates without having been exercised, the shares subject to the grant will again become available for grant under the Plan.

         Eligibility:  The following persons are eligible to participate in the
         Plan:

         o  Our employees and employees of our affiliates.

         o  Our nonemployee directors.

         o Consultants and advisors who perform services for us or our parents (to the extent we have a parent company), subsidiaries, or affiliates (referred to as consultants).

         The committee will select the employees, nonemployee directors, and consultants who are eligible for grants under the Plan.

         Options: The committee will select the employees, nonemployee directors, and consultants who will receive stock options, and will determine the number of shares of stock that will be subject to each grant of stock options. The committee may grant nonqualified stock options (NSOs) or incentive stock options (ISOs). ISOs may only be granted to our employees or the employees of any of our parent or subsidiary corporation as defined in the Code. NSOs may be granted to employees, nonemployee directors, and consultants.

         The committee will establish the exercise price of each option on the date of grant. The exercise price of an NSO may be greater than, less than, or equal to the fair market value of the underlying shares of stock on the date of grant. The exercise price of an ISO may not be less than the fair market value of the underlying shares of stock on the date of grant. However, if the grantee of an ISO is a person who holds more than 10% of the combined voting power of all classes of our outstanding stock or the outstanding stock of a parent or subsidiary, the exercise price per share of the ISO must be at least 110% of the fair market value of a share of stock on the date of grant. If the aggregate fair market value of shares of stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a grantee during any calendar year, exceeds $100,000, the options in excess of this limit will be treated as NSOs.

         Options granted to nonexempt employees under the Fair Labor Standards Act will have an exercise price of not less than 85% of the fair market value of the stock on the date of grant and may not be exercisable for at least six months after the date of grant, except as determined by the committee upon death, disability, retirement, or change in control.

         The committee determines the term of each stock option, which will not exceed ten years (five years in the case of an ISO granted to a 10% owner). The committee may establish such vesting and other conditions with respect to options as it deems appropriate. Unless the committee determines otherwise, no option may become exercisable before the first anniversary of the date of grant. The committee may accelerate the exercisability of any or all outstanding options at any time for any reason. The committee may provide in a grant instrument that the grantee may elect to exercise part or all of an option before it otherwise has become exercisable, and receive restricted stock. Options may be exercised while the grantee is an employee, director, or consultant of ours or our parent, subsidiary, or affiliate, or within a period specified by the committee after the termination of employment or service.

         Grantees may pay the exercise price (i) in cash; (ii) with the approval of the committee, by delivering shares of stock owned by the grantee and having a fair market value on the date of exercise equal to the exercise price of the option; (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board; or (iv) by such other method as the committee may approve. The committee may authorize loans to be made to grantees in connection with the exercise of an option, upon such terms and conditions as the committee deems appropriate.

         The committee may provide in the grant instrument that if a grantee uses shares of our stock to exercise an option, and the grantee is at that time employed by us or providing service to us, the grantee will receive a grant of an additional option to purchase a number of shares of stock equal to the number of whole shares used to exercise the option, and, if the grant instrument so designates, the number of whole shares, if any, withheld in payment of any taxes. The additional option will be granted with an exercise price equal to the fair market value of the stock on the date of grant of the additional option, or at such other exercise price as is established by the committee. The additional option will have a term not longer than the unexpired term of the exercised option and such other terms as the committee determines.

         Dividend Equivalents: The committee may grant dividend equivalents in connection with grants under the Plan. Dividend equivalents may be paid currently or accrued as contingent cash obligations and may be payable in cash or shares of stock, as determined by the committee.

         Employees Subject to Taxation Outside the United States: The committee may make grants on terms different from those specified in the Plan, including granting options with a term longer than ten years if appropriate to ensure favorable treatment, with respect to persons who are subject to taxation outside the United States as necessary to achieve the purposes of the Plan.

         Transferability of Grants: Grants are not transferable by the grantee except by will or the laws of descent or, in the case of a grant other than an ISO, pursuant to a domestic relations order, subject to committee consent. The committee may allow a grantee to transfer an NSO to family members or a trust or other entity for the benefit of family members.

         Consequences of a Change in Control: If a change in control occurs, unless the committee determines otherwise, all outstanding options will automatically accelerate and become fully exercisable. Upon a change in control, the committee may also take any of the following actions:

         o Determine that outstanding options that are not exercised will be assumed by, or replaced with comparable options or rights by, the surviving corporation, and other outstanding grants will be converted to similar grants of the surviving corporation.

         o Require that grantees surrender their outstanding options in exchange for payment of the amount by which the then fair market value of the stock exceeds the exercise price.

         o After giving grantees an opportunity to exercise their options, terminate any or all of the unexercised options.

         A change in control is defined in the Plan and includes the following:

         o The acquisition by any individual, entity, or group of 50% or more of the voting power of the then outstanding stock, subject to exceptions described in the Plan.

         o Consummation of a merger or consolidation involving us, unless immediately following the transaction the owners of the outstanding shares of our stock before the transaction own more than 50% of the outstanding stock entitled to vote for the election of directors after the transaction.

         o  Consummation of a plan of liquidation or dissolution.

         o  Consummation of the sale of all or substantially all of our assets.

         Amendment and Termination of the Plan: The Plan will terminate on the day immediately preceding the tenth anniversary of its effective date. Our Board may terminate or amend the Plan earlier at any time. Our Board, however, will not amend the Plan without stockholder approval if stockholder approval is required to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements.

         Grants Under the Plan: As of the record date, approximately, two employees, two consultants, and two nonemployee directors were eligible for grants under the Plan. If the Plan is approved by stockholders, we contemplate granting stock options as set forth in the table below. The table sets forth certain information with respect to all currently contemplated grants of stock options for:

         o Each of the executive officers named in the Summary Compensation Table appearing elsewhere in this proxy statement;

         o  All current executive officers and other key personnel as a group;

         o  All current nonemployee directors as a group; and

         o All employees, including all current officers who are not executive officers, as a group.

All of the grants of stock options set forth in the table below are options to purchase shares of Common Stock. Other than services rendered to us, we have not and will not receive any consideration for the grant of the stock options listed in the table.

------------------------------------------------- ----------------- ------------------- ----------------
Name and Position                                 Shares subject to    Exercise Price
                                                  stock options        per share           Vesting Terms

------------------------------------------------- ----------------- ------------------- ----------------
Norman A. Gardner                                       2,000,000          $0.20           5 years (1)
------------------------------------------------- ----------------- ------------------- ----------------
Michael J. Prevot                                         250,000           0.20           5 years
------------------------------------------------- ----------------- ------------------- ----------------
Executive officers and other key personnel as a
group                                                   5,450,000           0.12 (2)       5 years (2)
------------------------------------------------- ----------------- ------------------- ----------------
Nonemployee directors as a group                          500,000           0.20 (2)       5 years (2)
------------------------------------------------- ----------------- ------------------- ----------------
Employees, including nonexecutive officers, as a
group                                                          --             --              --
------------------------------------------------- ----------------- ------------------- ----------------

------------------

(1) A summary of vesting terms is provided under "Compensation of Executive Officers and Other Key Personnel - Norman A. Gardner."

(2) The exercise price per share for each of the groups is the weighted average exercise price of the stock options contemplated to be granted to the members of the group. The vesting terms differ among certain members of each group and have been summarized generally for this presentation.

It is currently not possible to determine who else will receive any of the remaining common shares as grants under the Plan after the meeting and the number of common shares any such individuals will receive.

Federal Income Tax Consequences

         The following description of the federal income tax consequences of grants under the Plan is a general summary. State, local, and other taxes may also be imposed in connection with grants.

         Incentive Stock Options: In general, a grantee will not recognize taxable income upon the grant or exercise of an ISO, and we will not be entitled to any business expense deduction with respect to the grant or exercise of an ISO. However, upon the exercise of an ISO, the excess of the fair market value of the shares received on the date of exercise over the exercise price of the option will be included as an adjustment for purposes of the alternative minimum tax.

         If a grantee holds the shares acquired upon exercise of an ISO for at least two years after the date of grant and for at least one year after the date of exercise, when the grantee disposes of the shares, the difference, if any, between the sale price of the shares and the exercise price of the option will be treated as long-term capital gain or loss. If a grantee disposes of the shares before satisfying these holding period requirements (referred to as a disqualifying disposition), the grantee will recognize ordinary income at the time of the disqualifying disposition, in an amount equal to the excess of the fair market value of the shares at the time the option was exercised over the exercise price of the option, or an amount equal to the gain on the disposition, if less. The balance of the gain realized, if any, will be short-term or long-term capital gain, depending on the length of time that the shares have been held after the date of exercise. In general, we will be allowed a business expense deduction to the extent a grantee recognizes ordinary income.

         Nonqualified Stock Options: In general, a grantee who receives an NSO will recognize no income at the time of the grant of the option. Upon exercise of an NSO, a grantee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the option. The basis in shares acquired upon exercise of an NSO will equal the fair market value of such shares at the time of exercise, and the holding period of the shares (for capital gain purposes) will begin on the date of exercise. In general, we will be entitled to a business expense deduction in the same amount and at the same time as the grantee recognizes ordinary income.

         Dividend Equivalents: There are generally no federal income tax consequences to a grantee upon the grant of dividend equivalents. Instead, when payments are made to the grantee, the grantee will recognize ordinary income in an amount equal to the cash received and the fair market value of any shares received. We generally will be entitled to a corresponding business expense deduction when the grantees recognize ordinary income.

         Excise Taxes: Under certain circumstances, the accelerated vesting of grants in connection with a change in control could be deemed an "excess parachute payment" for purposes of the parachute tax provisions of Section 280G of the Code. In that event, a grantee could be subject to a 20% excise tax and we could be denied a tax deduction with respect to a portion of the grants under the Plan.

         Section 162(m): Section 162(m) of the Code generally disallows for a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to its chief executive officer or any of its four other most highly compensated executive officers. The Code has an exception to the deduction limit for "qualified performance-based compensation," if, among other requirements, the material terms of the plan are disclosed to and, based in part of that disclosure, approved by the stockholders. We have structured the Plan so that compensation resulting from the grant of stock options may qualify as "qualified performance-based compensation" and be deductible to the Company.

         Benefits Under the Plan: Except as set forth in the table above, the benefits that will be received by grantees under the Plan are not determinable at this time, because grants will be based on criteria established by the committee, which have not yet been established.

Market Price of Shares

         The closing price of our stock on November 18, 2003 was $0.16 per share.

         Approval of the Plan requires the affirmative vote of a majority of the votes cast at the meeting.

         The Board of Directors recommends a vote FOR the approval of the Plan. Proxies will be voted FOR approval of the Plan unless otherwise specified in the proxy.

Compensation of Directors

         Currently, our directors do not receive any compensation for serving on our Board of Directors. However, the Board has approved a compensation package for directors.

         Under this compensation arrangement, each director, with the exception of Norman A. Gardner (see below for a description of Mr. Gardner's compensation), will receive a one-time option grant to purchase 250,000 shares of the Company's Common Stock at the per share market price in effect on the grant date, which will be at the time of the meeting of the Board of Directors that follows immediately after the meeting of stockholders. Messrs. Pinsky, Prevot and Goldfinger (if elected) would each be granted options to purchase 250,000 shares of Common Stock at the market price on the date of the meeting. The Company's Common Stock trades on the OTC Bulletin Board (OTC:BB), under the trading symbol "LLTI.OB." The closing price for LLTI.OB on October 31, 2003 was $0.19 per share.

         All employee and nonemployee directors also are eligible to receive options to purchase our common stock and stock appreciation rights under our stock option plans.

Compensation for Executive Officers and Other Key Personnel

         Norman A. Gardner, President and CEO

         The Company currently has an employment agreement in place with its President and CEO, Norman A. Gardner, dated September 24, 2001 with a termination date of September 24, 2006. Pursuant to this agreement, Mr. Gardner's compensation was $10,000 per month through September 30, 2003, and increased to $12,500 per month beginning October 1, 2003. In order to help the Company's cash position, Mr. Gardner agreed unilaterally to reduce his salary to $105,000 for 2002, notwithstanding the amount to which he was entitled under the contract. Pursuant to the contract, Mr. Gardner was granted options to purchase up to 500,000 shares of the Company's stock at prices ranging from $0.17 to $0.35 per share. In addition to base salary, the Company has agreed to pay Mr. Gardner from time to time incentive bonuses and to reimburse reasonable expenses incurred by Mr. Gardner in connection with the performance of his duties. The Company also agreed to provide Mr. Gardner with an automobile and to reimburse automobile expenses throughout the term of this employment agreement.

         The Board of Directors wishes to continue to employ Mr. Gardner and, on November 5, 2003, we entered into a new five-year employment agreement with Mr. Gardner. Pursuant to the terms of the new employment agreement, Mr. Gardner will be entitled to receive (a) $150,000 annual base salary payable in semi-monthly installments for each of the first two 12-month periods and (b) $180,000 annual base salary payable in semi-monthly installments for each of the last three 12-month periods. In addition to his base salary, Mr. Gardner is eligible to receive a bonus not to exceed $125,000 in any year during the five-year employment period within which the Company's net income (before taxes) exceeds $350,000. As further inducement to Mr. Gardner, the Board has agreed to grant an option to Mr. Gardner to purchase up to 2,000,000 shares of the Company's Common Stock at an option price equal to the last sale price at which the Company shares were sold on the date of the grant. The option will vest as follows: on December 31, 2003, Mr. Gardner will be able to purchase up to 500,000 shares subject to the option; after one year from the effective date of the employment agreement, Mr. Gardner will be able to purchase up to 250,000 additional shares subject to the option; after two years, Mr. Gardner will be able to purchase up to 250,000 additional shares subject to the option; after three years, Mr. Gardner will be able to purchase up to 500,000 additional shares subject to the option; and after four years, Mr. Gardner will be able to purchase the balance of 500,000 shares subject to the option.

Howard Goldberg, Independent Consultant

         Mr. Howard Goldberg has been a private investor and has provided consulting services to startup companies since 1999. From 1994 through 1998, Mr. Howard Goldberg served as President and Chief Executive officer of Player's International, a public company in the gaming business, prior to its being sold to Harrah's Entertainment Inc. In addition, from 1995 to 2000, Mr. Howard Goldberg served on the board of directors of Imall Inc., a public company that provided on-line shopping and which was ultimately sold to Excite-at-Home. He currently serves on the Board of Directors of Shelbourne Properties, Shelbourne Properties II, and Shelbourne Properties III, American Stock Exchange-listed real estate investment trusts. He serves on the audit committee of each of these companies. Mr. Howard Goldberg has a law degree from New York University and was previously the managing partner of a large New Jersey law firm.

         On October 8, 2003, the Company extended an offer to Howard Goldberg to serve as the Company's Chief Operating Officer. Pursuant to the terms of the engagement letter, Mr. Goldberg will perform the services for the Company customarily performed by the chief operating officer of a business and will devote substantial time and effort with respect to the development and implementation of the Company's slot ticket advertising plan for a term of 12 months, subject to the ability to extend the term of the engagement by mutual agreement. He will not be an employee of the Company. Effective as of September 1, 2003, Mr. Goldberg will receive base salary of $12,500 per month, which base salary will continue during the term of the engagement. In addition, the Board has agreed to grant stock options to Mr. Goldberg for his services, subject to stockholder approval at the meeting. As proposed, Mr. Goldberg will be granted an option to acquire shares of Common Stock representing approximately 7.5% of the fully diluted shares of the Company's Common Stock outstanding as of October 8, 2003. The purchase price for the shares issuable upon exercise of Mr. Goldberg's option will be $0.07 per share. The option will be exercisable for 10 years from the date of grant and includes a cashless exercise feature whereby the option will vest and become exercisable on the following basis: (1) 25% will become exerciseable upon the execution of the engagement agreement, (2) 6% will vest on December 31, 2003 and each three-month period during which Mr. Goldberg performs services for the Company, beginning September 1, 2003, and (3) the balance of the options will vest upon the achievement (as determined by the Board of Directors) of certain qualitative objectives related to the development and implementation of the slot ticket advertising plan. Because of the qualitative nature of the objectives, the Board in its sole discretion will determine whether such objectives have been achieved.

Harvey Goldberg, Independent Consultant

         Harvey Goldberg has held senior financial executive positions at several public and private companies. His vast experience includes all types of transactions ranging from acquisitions, divestures, public offerings, private placements, banking arrangements and extensive contract negotiation. Since 1994, he has been a consultant to several start-up companies, including some involved in the Internet, computer components and direct marketing. From 1986 to 1993, he was the Senior Vice President and Chief Financial Officer of Players International, a gaming-related company. From 1982 to 1986, he served as Senior Vice President and Chief Financial Officer of Paul Marshall Products, an import company. From 1971 to 1982, he was Vice President and Controller of Marcade Group, a retail and manufacturing company. From 1970 to 1971, he was the Assistant Controller of Revlon, and from 1961 to 1970, he held various accounting positions at CBS. Prior to joining CBS in 1966, Mr. Goldberg was employed in public accounting, where he became a Certified Public Accountant. He has a B.S. in Accounting from Brooklyn College (now part of the City University of New York). Mr. Goldberg currently serves as Treasurer and a member of the Board of Directors of the Tarzana Improvement Association, a business improvement district located in Los Angeles, California. He also has been elected to the Board of Governors of the Tarzana Neighborhood Council and serves as its Treasurer.

         The Company entered into a consulting agreement with Harvey Goldberg to perform services for the Company as a business advisor to help develop business models and to assist with other business planning functions as mutually agreed upon by management and by Mr. Harvey Goldberg. In addition to his consulting fee, the Board has proposed to grant Mr. Goldberg an option to purchase 200,000 shares of the Company's Common Stock at $0.07 per share.

Option Repricings

         The Company entered a Regulation S Stock Purchase Agreement dated May 2, 2003 with Californian whereby the Company agreed to sell and Californian agreed to purchase up to 18,000,000 shares of Common Stock of the Company. A-Street Capital Corp. served as the Company's placement agent in this transaction. The sales of the shares were made outside the United States in "offshore transactions," which are exempt from registration under the Securities Act of 1933, as amended, by virtue of the provisions of Regulation S thereunder.

         Californian received offers from various third parties to purchase 4,629,639 shares of Common Stock in addition to the 18,000,000 shares. However, the Company had issued, or reserved for issuance, all of its authorized shares of Common Stock and would have been unable to issue the additional 4,629,639 shares of Common Stock without first seeking the approval by its stockholders of an amendment to the Company's Articles of Incorporation to increase the total number of authorized shares of Common Stock. The Company desired to obtain the additional $348,000 of capital by the sale of the additional 4,629,639 shares of Common Stock. Accordingly, the Company sought to make the following arrangements in order to afford it the opportunity to obtain the capital.

         In order to reduce the number of shares of Common Stock reserved for issuance pursuant to certain options granted by the Company, the Company cancelled and repriced five options in October 2003. The Company previously granted to each of Howard Goldberg, Steven Meistrich, Ed Fishman and Douglas Wise (each a "Grantee") nonqualified stock options to purchase 500,000 shares of the Company's Common Stock pursuant to the terms of the written agreement between each Grantee and the Company (collectively, the "Old Options"). The term of each of the Old Options was set to expire on December 31, 2003. The fifth option that was cancelled was previously granted to Mr. Gardner pursuant to his employment agreement with the Company. Pursuant to his employment agreement, the Company agreed to grant Mr. Gardner options to purchase a total of 500,000 shares of Common Stock, consisting of an option to purchase 250,000 shares at $0.17 per share and another option to purchase an additional 250,000 shares at $0.35 per share.

         In an effort to satisfy the demand for the additional 4,629,639 shares of the Company's Common Stock, the Company cancelled each of the Old Options and Mr. Gardner's option to purchase 250,000 shares at $0.35 per share (the "Gardner Option") and executed and delivered replacement options to each of the Grantees and Mr. Gardner in order to reduce the number of authorized shares of Common Stock required to be reserved pursuant to the terms of the Old Options and the Gardner Option. The replacement options are not exercisable by each of the Grantees and Mr. Gardner until the later of January 1, 2004 or until our stockholders approve an amendment to our Articles of Incorporation increasing the number of authorized shares of Common Stock. The replacement options will not become exercisable in any event until the stockholders approve an amendment to our Articles of Incorporation, such as that contemplated by Proposal 2.

         The Old Options held by Howard Goldberg, Steven Meistrich, Ed Fishman and Douglas Wise were replaced with new options, each with a reduced exercise price of $0.28 per share, that expire on December 31, 2004. In consideration of Mr. Gardner's agreement to cancel his rights under the Gardner Option, the Company issued a new option to Mr. Gardner with a reduced exercise price of $0.28 per share.

                             EXECUTIVE COMPENSATION

Summary of Executive Compensation

         The following table lists cash and other compensation paid to, or accrued by us for, our chief executive officer and each of the persons who, based upon total annual salary and bonus, was one of our other four most highly compensated executives for the year ended December 31, 2002. The information is presented for each individual for our last three fiscal years.

                              Summary Compensation Table

                              -------------------------------- --------------------------
                                   Annual Compensation           Long-Term Compensation
                              -------------------------------- --------------------------

                                                                                           Awards
                                                                                         Securities
                                                                                         Underlying
Name and Principal               Fiscal                               Other Annual        Options/        All Other
Position                          Year       Salary      Bonus        Compensation          SARS        Compensation
-----------------------------  ---------  ----------- ----------- ------------------- ---------------------------------
Norman A. Gardner (1)........     2002      $105,000       --          $15,600 (2)         500,000
President and CEO                 2001        86,250       --           15,600 (2)           --
                                  2000        75,000       --           15,600 (2)           --

Michael J. Prevot............     2002             0       --                --              --
Vice President of Sales           2001             0       --                --              --
                                  2000             0       --                --              --

-----------------

(1) On October 1, 2001, the Company entered into an employment agreement with Mr. Gardner, providing for annual base compensation of $120,000 commencing October 1, 2001 and escalating to $150,000 commencing October 1, 2003. In addition, under the terms of the agreement, the Company granted Mr. Gardner options to purchase 500,000 shares of the Company's Common Stock, consisting of an option to purchase 250,000 shares at $0.17 per share and another option to purchase an additional 250,000 shares at $0.35 per share. Mr. Gardner unilaterally agreed to reduce his salary to $105,000 during 2002. For more details, please refer to the disclosure under "Compensation for Executive Officers and Other Key Personnel."

(2)      Company car, insurance, repairs and expenses.

                                   PROPOSAL 4
                             ---------------------

             RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

         Our Board of Directors has selected Cogen Sklar, LLP to act in the capacity of independent accountants for the current fiscal year. Ratification and approval by the stockholders will be sought by the Board of Directors for the selection of Cogen Sklar, LLP as independent accountants to audit our accounts and records for the fiscal year ending December 31, 2003, and to perform other appropriate services. The affirmative vote of a majority of the outstanding shares of our voting stock is required to ratify the selection of Cogen Sklar, LLP. In the event that a majority of the shares voted at the Special Meeting in lieu of the Annual Meeting do not vote for ratification of the selection of Cogen Sklar, LLP, the Board of Directors will reconsider such selection.

         Audit Fees. The aggregate fees billed by Cogen Sklar, LLP to audit the Company's annual financial statements for the year ended December 31, 2002 and to review the financial statements included in the Company's quarterly reports on Form 10-Q during the year were $31,000.

         Financial Information Systems Design and Implementation Fees. We did not engage Cogen Sklar, LLP to provide advice to us regarding financial information systems design and implementation during 2002.

         All Other Fees. As of October 10, 2002, the Company has retained Cogen Sklar, LLP, whose principal business address is 150 Monument Road, Suite 500, Bala Cynwyd, PA 19004, to perform its annual audit for inclusion of its report in Form 10-KSB, and perform SAS 71 reviews of quarterly information in connection with Form 10-QSB filings. The Company had not previously consulted with Cogen Sklar, LLP on any matters, and for the year ended December 31, 2002, has not had any disagreements with Cogen Sklar, LLP on accounting or financial disclosure.

         Former Independent Accountants. The Company's former accountants, Larson, Allen, Weishair & Co., LLP, P.C. ("Larson") resigned from its position as the Company's auditor as of August 23, 2002. Larson's report on the Company's financial statements for the period November 10, 1999 (date of inception) to December 31, 2000 and 2001 contained an unqualified opinion modified for uncertainty as to the Company's ability to continue as a going concern. Other than the going-concern opinion, Larson's report on the Company's financial statements did not contain an adverse opinion, disclaimer of opinion, or any qualifications or modifications with regard to uncertainty, audit scope, or accounting principles.

         For the Company's last two fiscal years, and any subsequent interim period prior to Larson's resignation, the Company did not have any disagreements with Larson with respect to accounting and auditing issues of the type discussed in Item 304(a)(iv) of Regulation S-B.

         The Board of Directors has considered whether Cogen Sklar, LLP's provision of services, other than professional services, rendered for the audit and review of our annual financial statements is compatible with maintaining Cogen Sklar, LLP's independence, and has determined that it is so compatible.

         The Board of Directors has been informed by Cogen Sklar, LLP that less than 50 percent of the hours expended on Cogen Sklar, LLP's engagement to audit our financial statement for the fiscal year ended December 31, 2002 were attributed to work performed by persons other than Cogen Sklar, LLP's full-time, permanent employees.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION AND APPROVAL OF THE SELECTION OF COGEN SKLAR, LLP AS OUR INDEPENDENT ACCOUNTANTS FOR 2003.

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         We believe that, during our fiscal year ended December 31, 2002, our executive officers and directors made all required filings under Section 16(a) of the Securities Exchange Act of 1934 on a timely basis. Our belief is based solely on:

         o our review of copies of forms filed pursuant to Section 16(a) and submitted to us during and with respect to our fiscal year ended December 31, 2002, and

         o representations from the Company's directors, executive officers and beneficial owners of more than 10% of LaserLock Technologies, Inc.'s stock that they have complied with all Section 16(a) filing requirements with respect to fiscal year 2002.


                              STOCKHOLDER PROPOSALS

         Stockholders may submit proposals to be considered for inclusion in the proxy materials for our annual meetings. For your proposal to be included in the proxy materials for our 2003 annual meeting:

         o you must submit your proposal in writing to Norman A. Gardner, President, LaserLock Technologies, Inc., 837 Lindy Lane, Bala Cynwyd, Pennsylvania 19004;

         o Mr. Gardner must receive your proposal within a reasonable time before we begin to print and mail our proxy materials for the next annual meeting; and

         o  your proposal must comply with the rules and regulations of the SEC.

         If you wish to present a proposal at our next annual meeting but have not included the proposal in our proxy materials relating to that meeting, you must notify our Secretary of such proposal. If we do not receive notice of your proposal within a reasonable time before we print and mail our proxy materials for our next annual meeting, the proposal will be deemed "untimely" for the purposes of Rule 14a-4(c) of the Securities Exchange Act of 1934. If the proposal is deemed "untimely," the persons named as proxies in next year's proxy materials will be entitled to vote in their discretion with respect to the proposal.

                                             By Order of the Board of Directors,

                                             NORMAN A. GARDNER

                                             Norman A. Gardner
                                             President



November 24, 2003

                                                                      APPENDIX A


                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                          LASERLOCK TECHNOLOGIES, INC.

         LaserLock Technologies, Inc., a corporation duly organized under Chapter 78 of the Nevada Revised Statutes (the "NRS"), does hereby certify:

         1. The original Articles of Incorporation were filed with the Secretary of State of the State of Nevada on November 9, 1999 under the name LaserLock, Inc.

         2. The following Amended and Restated Articles of Incorporation were duly proposed by the corporation's Board of Directors pursuant to the applicable provisions of the NRS. At a special meeting of stockholders in lieu of an annual meeting of stockholders held on December 17, 2003, the stockholders duly adopted said Amended and Restated Articles of Incorporation and the amendments to be made thereby pursuant to the applicable provisions of the NRS.

                                    ARTICLE I
                                      NAME

The name of the corporation is LaserLock Technologies, Inc. (the "Corporation").

                                   ARTICLE II
                                REGISTERED OFFICE

         The name of the resident agent and the street address of the registered office in the State of Nevada where process may be served upon the Corporation are CSC Services of Nevada, Inc., 502 East John Street, Carson City, Nevada 89706. The Corporation may, from time to time, in the manner provided by law, change the resident agent and registered office within the State of Nevada. The Corporation may also maintain an office or offices for the conduct of its business either within or without the State of Nevada.

                                   ARTICLE III
                                  CAPITAL STOCK

         Section 1. Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is Two Hundred Fifty Million (250,000,000), consisting of two classes to be designated, respectively, "Common Stock" and "Preferred Stock," with all of such shares having a par value of $0.001 per share. The total number of shares of Common Stock that the Corporation shall have authority to issue is One Hundred Seventy Five Million (175,000,000). The total number of shares of Preferred Stock that the Corporation shall have authority to issue is Seventy Five Million (75,000,000). The Preferred Stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, and relative, participating, optional and other rights, and the qualifications, limitations, or restrictions thereof, of the Preferred Stock shall hereinafter be prescribed by resolution of the board of directors of the Corporation pursuant to Section 3 of this Article III.

         Section 2. Common Stock.

                  (a) Dividend Rate. Subject to the rights of holders of any Preferred Stock having preference as to dividends, the holders of Common Stock shall be entitled to receive dividends when, as and if declared by the board of directors of the Corporation out of assets legally available therefor.

                  (b) Voting Rights. The holders of the issued and outstanding shares of Common Stock shall be entitled to one vote for each share of Common Stock.

                  (c) Liquidation Rights. In the event of liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary, subject to the prior rights of holders of Preferred Stock to share ratably in the Corporation's assets, the Common Stock and any shares of Preferred Stock which are not entitled to any preference in liquidation shall share equally and ratably in the Corporation's assets available for distribution after giving effect to any liquidation preference of any shares of Preferred Stock.

                  (d) No Cumulative Voting, Conversion, Redemption or Preemptive Rights. The holders of Common Stock shall not have any cumulative voting, conversion, redemption or preemptive rights.

                  (e) Consideration for Shares. The Common Stock authorized by this Article shall be issued for such consideration as shall be fixed, from time to time, by the board of directors of the Corporation.

         Section 3. Preferred Stock.

                  (a) Designation. The board of directors of the Corporation is hereby vested with the authority from time to time to provide by resolution for the issuance of shares of Preferred Stock in one or more series not exceeding the aggregate number of shares of Preferred Stock authorized by these Amended and Restated Articles of Incorporation, as amended from time to time (hereinafter, the "Articles"), and to fix and determine with respect to each such series the voting powers, if any (which voting powers if granted may be full or limited), designations, preferences, and relative, participating, optional, or other special rights, and the qualifications, limitations, or restrictions relating thereto, including, without limiting the generality of the foregoing, the voting rights relating to shares of Preferred Stock of any series (which may vary over time and which may be applicable generally only upon the happening and continuance of stated facts or events or ascertained outside the Articles), the rate of dividend to which holders of Preferred Stock of any series may be entitled (which may be cumulative or noncumulative), the rights of holders of Preferred Stock of any series in the event of liquidation, dissolution or winding up of the affairs of the Corporation, the rights, if any, of holders of Preferred Stock of any series to convert or exchange such shares of Preferred Stock of such series for shares of any other class or series of capital stock or for any other securities, property, or assets of the Corporation or any subsidiary (including the determination of the price or prices or the rate or rates applicable to such rights to convert or exchange and the adjustment thereof, the time or times during which the right to convert or exchange shall be applicable, and the time or times during which a particular price or rate shall be applicable). The board of directors of the Corporation is further authorized to increase or decrease (but not below the number of such shares of such series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series. Unless the board of directors of the Corporation provides to the contrary in the resolution which fixes the characteristics of a series of Preferred Stock, neither the consent by series, or otherwise, of the holders of any outstanding Preferred Stock nor the consent of the holders of any outstanding Common Stock shall be required for the issuance of any new series of Preferred Stock, regardless of whether the rights and preferences of the new series of Preferred Stock are senior or superior, in any way, to the outstanding series of Preferred Stock or the Common Stock.

                  (b) Certificate. Before the Corporation shall issue any shares of Preferred Stock of any series, a certificate of designation setting forth a copy of the resolution or resolutions of the board of directors of the Corporation, and establishing the voting powers, designations and preferences, the relative, participating, optional or other rights, if any, and the qualifications, limitations, and restrictions, if any, relating to the shares of Preferred Stock of such series and the number of shares of Preferred Stock of such series authorized by the board of directors of the Corporation to be issued shall be made and signed by an officer of the Corporation and filed in the manner prescribed by the NRS.

                                   ARTICLE IV
                             ACTION OF STOCKHOLDERS

         No action shall be taken by the stockholders except at an annual or special meeting of stockholders called and noticed in the manner required by the bylaws of the Corporation. The stockholders shall not in any circumstance take action by written consent.

                                    ARTICLE V
                             DIRECTORS AND OFFICERS

         Section 1. Number of Directors. The members of the governing board of the Corporation are styled as directors. The board of directors of the Corporation shall be elected in such manner as shall be provided in the bylaws of the Corporation. The board of directors shall consist of at least one director but not more than fifteen (15) directors. The number of directors may be changed from time to time in such manner as shall be provided in the bylaws of the Corporation.

         Section 2. Limitation of Liability. The liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS. If the NRS is amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS, as so amended from time to time.

         Section 3. Payment of Expenses. In addition to any other rights of indemnification permitted by the laws of the State of Nevada or as may be provided for by the Corporation in its bylaws or by agreement, the expenses of directors and officers incurred in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such director or officer in his or her capacity as a director or officer of the Corporation, must be paid by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation.

         Section 4. Repeal and Conflicts. Any repeal or modification of Section 2 or 3 of this Article V approved by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of the Corporation existing as of the time of such repeal or modification. In the event of any conflict between Section 2 or 3 of this Article V and any other Article of the Articles, the terms and provisions of Section 2 or 3 of this Article V shall control.

                                   ARTICLE VI
                                   AMENDMENTS

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles, in the manner now or hereafter prescribed by the NRS, and all rights conferred on stockholders herein are granted subject to this reservation.

         IN WITNESS WHEREOF, I have signed these Amended and Restated Articles of Incorporation as of the ___ day of December, 2003.



                                      ------------------------------------

                                                                      APPENDIX B

                          LASERLOCK TECHNOLOGIES, INC.

                             2003 STOCK OPTION PLAN


         The purpose of the LaserLock Technologies, Inc. 2003 Stock Option Plan (the "Plan") is to provide (i) designated employees of LaserLock Technologies, Inc. (the "Company") and its parents and subsidiaries, and (ii) certain consultants and advisors who perform services for the Company or its parents or subsidiaries with the opportunity to receive grants of incentive stock options and nonqualified stock options. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company's shareholders, and will align the economic interests of the participants with those of the shareholders. The Plan is an amendment and restatement of any previous plans (other than pursuant to an employment agreement) providing for the issuance of equity compensation by the Company, and supersedes all previous versions.

         1. Administration

         (a) Committee. The Plan shall be administered and interpreted by a stock option committee consisting of members of the Board of Directors of the Company (the "Board"), which may consist of "outside directors" as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and related Treasury regulations, and "non-employee directors" as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The members of the committee shall be appointed by the Board. The committee may delegate authority to one or more subcommittees as it deems appropriate. To the extent that a committee or subcommittee administers the Plan, references in the Plan to the "Board" shall be deemed to refer to the committee or subcommittee.

         (b) Board Authority. The Board shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan; (ii) determine the type, size, and terms of the grants to be made to each such individual; (iii) determine the time when the grants shall be made and the duration of any applicable exercise; (iv) amend the terms of any previously issued grant; and (v) deal with any other matters arising under the Plan.

         (c) Board Determinations. The Board shall have full power and authority to administer and interpret the Plan; to make factual determinations; and to adopt or amend such rules, regulations, agreements, and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Board's interpretations of the Plan and all determinations made by the Board pursuant to the powers vested in it hereunder shall be conclusive and binding upon all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Board shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan, and need not be uniform as to similarly situated individuals.

         2. Grants

         (a) Awards under the Plan may consist of grants of incentive stock options as described in Section 5 ("Incentive Stock Options") or nonqualified stock options as described in Section 5 ("Nonqualified Stock Options") (Incentive Stock Options and Nonqualified Stock Options are collectively referred to as "Options"). All Options shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Board deems appropriate and as are specified in writing by the Board to the individual in a grant instrument or an amendment to the grant instrument (the "Grant Instrument"). All Options shall be made conditional upon the Grantee's acknowledgment, in writing or by acceptance of the Option, that all decisions and determinations of the Board shall be final and binding upon the Grantee and his beneficiaries, and any other person having or claiming an interest under such Option. The Board shall approve the form and provisions of each Grant Instrument. Options made under the Plan need not be uniform among the Grantees.

         3. Shares Subject to the Plan

         (a) Shares Authorized. Subject to adjustment as described below, the aggregate number of shares of common stock of the Company ("Company Stock") that may be issued or transferred under the Plan is 18,000,000. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock. If and to the extent Options under the Plan terminate, expire, or are canceled, forfeited, exchanged, or surrendered without having been exercised, the shares subject to such Options shall again be available for purposes of the Plan.

         (b) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares; (ii) by reason of a merger, reorganization, or consolidation; (iii) by reason of a reclassification or change in par value; or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Options, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any year, the number of shares covered by outstanding Options, the kind of shares issued under the Plan, and the price per share of such Options may be appropriately adjusted by the Board to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Options; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Board shall be final, binding, and conclusive.

         4. Eligibility for Participation

         (a) Eligible Persons. All employees of the Company and its parents or subsidiaries ("Employees"), including Employees who are officers or members of the Board, shall be eligible to participate in the Plan. Consultants and advisors who perform services for the Company or any of its parents or subsidiaries ("Key Advisors") shall be eligible to participate in the Plan if the Key Advisors render bona fide services to the Company or its parents or subsidiaries, the services are not in connection with the offer and sale of securities in a capital-raising transaction, and the Key Advisors do not directly or indirectly promote or maintain a market for the Company's securities.

         (b) Selection of Grantees. The Board shall select the Employees and Key Advisors to receive Options and shall determine the number of shares of Company Stock subject to a particular Option in such manner as the Board determines. Employees and Key Advisors who receive Options under this Plan shall hereinafter be referred to as "Grantees."

         5. Granting of Options

         (a) Number of Shares. The Board shall determine the number of shares of Company Stock that will be subject to each grant of Options to Employees and Key Advisors.

         (b) Type of Option and Price.

                  (i) The Board may grant Incentive Stock Options that are intended to qualify as "incentive stock options" within the meaning of section 422 of the Code, or Nonqualified Stock Options that are not intended so to qualify or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to employees of the Company or its parents or subsidiaries, as defined in section 424 of the Code. Nonqualified Stock Options may also be granted to Employees and Key Advisors.

                  (ii) The purchase price (the "Exercise Price") of Company Stock subject to an Option shall be determined by the Board and may be equal to, greater than, or less than the Fair Market Value (as defined below) of a share of Company Stock on the date the Option is granted; provided, however, that (x) the Exercise Price of an Incentive Stock Option shall be equal to, or greater than, the Fair Market Value of a share of Company Stock on the date the Incentive Stock Option is granted and (y) an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the Exercise Price per share is not less than 110 percent of the Fair Market Value of Company Stock on the date of grant.

                  (iii) If the Company Stock is publicly traded, the Fair Market Value per share shall be determined as follows for purposes of the Plan:

                  (A) If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or "bid" or "asked" quotations as set forth above, the Fair Market Value per share shall be as determined by the Board,

                  (B) If the principal trading market for the Company Stock is a national securities exchange or the Nasdaq National Market, the Fair Market Value shall be determined as the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or

                  (C) If the Company Stock is not principally traded on such exchange or market, the Fair Market Value shall be determined as the mean between the last reported "bid" and "asked" prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Board determines.

         (c) Option Term. The Board shall determine the term of each Option. However, the term of an Incentive Stock Option shall not exceed ten years from the date of grant and, if granted to an Employee who, at the time of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, may not exceed five years from the date of grant.

         (d) Exercisability of Options.

                  (i) Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Board and specified in the Grant Instrument. The Board may accelerate the exercisability of any or all outstanding Options at any time for any reason.

                  (ii) The Board may provide in a Grant Instrument that the Grantee may elect to exercise part or all of an Option before it otherwise has become exercisable. Any shares so purchased shall be restricted shares and shall be subject to a repurchase right in favor of the Company during a specified restriction period, with the repurchase price equal to the lesser of the Exercise Price or the Fair Market Value of such shares at the time of repurchase, or such other restrictions as the Board deems appropriate.

         (e) Grants to Non-Exempt Employees. Notwithstanding the foregoing, Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, shall have an Exercise Price not less than 85 percent of the Fair Market Value of the Company Stock on the date of grant, and may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Board, upon the Grantee's death, Disability, or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

         (f) Termination of Employment, Disability, or Death.

                  (i) Except as provided below, an Option may only be exercised while the Grantee is employed by, or providing service to, the Employer (as defined below) as an Employee or Key Advisor. In the event that a Grantee ceases to be employed by, or provide service to, the Employer for any reason other than Disability, death, or termination for Cause, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 30 days after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Board), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Board, any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

                  (ii) In the event the Grantee ceases to be employed by, or provide service to, the Employer on account of a termination for Cause by the Employer, any Option held by the Grantee shall terminate as of the date the Grantee ceases to be employed by, or provide service to, the Employer. In addition, notwithstanding any other provisions of this Section 5, if the Board determines that the Grantee has engaged in conduct that constitutes Cause at any time while the Grantee is employed by, or providing service to, the Employer or after the Grantee's termination of employment or service, any Option held by the Grantee shall immediately terminate, and the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares. Upon any exercise of an Option, the Company may withhold delivery of share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture.

                  (iii) In the event the Grantee ceases to be employed by, or provide service to, the Employer because the Grantee is Disabled, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Board), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Board, any of the Grantee's Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

                  (iv) If the Grantee dies while employed by, or providing service to, the Employer or within 90 days after the date on which the Grantee ceases to be employed or provide service on account of a termination specified in Section 5(f)(i) above (or within such other period of time as may be specified by the Board), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Board), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Board, any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

                  (v) For purposes of this Plan:

                  (A) The term "Employer" shall mean the Company and its parent and subsidiary corporations or other entities, as determined by the Board.

                  (B) "Employed by, or provide service to, the Employer" shall mean employment or service as an Employee or Key Advisor (so that, for purposes of exercising Options, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee or Key Advisor) unless the Board determines otherwise.

                  (C) "Disability" shall mean a Grantee's becoming disabled within the meaning of section 22(e)(3) of the Code, within the meaning of the Employer's long-term disability plan applicable to the Grantee, or as otherwise determined by the Board.

                  (D) "Cause" shall mean, except to the extent specified otherwise by the Board, a finding by the Board that the Grantee (i) has breached his employment or service contract with the Employer; (ii) has engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony, or proven dishonesty; (iii) has disclosed trade secrets or confidential information of the Employer to persons not entitled to receive such information; (iv) has breached any written noncompetition or nonsolicitation agreement between the Grantee and the Employer; or (v) has engaged in such other behavior detrimental to the interests of the Employer as the Board determines.

         (g) Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Grantee shall pay the Exercise Price for an Option as specified by the Board (w) in cash; (x) with the approval of the Board, by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Board deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation (on a form prescribed by the Board) to ownership of shares of Company Stock having a Fair Market Value on the date of exercise equal to the Exercise Price; (y) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board; or (z) by such other method as the Board may approve. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 6) as specified by the Board.

         (h) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the Incentive Stock Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an employee of the Company or a parent or subsidiary (within the meaning of section 424(f) of the Code) of the Company.

         (i) Dividend Equivalents. The Committee may grant dividend equivalents in connection with Options granted under the Plan. Dividend equivalents may be paid currently or accrued as contingent cash obligations and may be payable in cash or shares of Company Stock, and upon such terms as the Committee may establish, including, without limitation, the achievement of specific performance goals.

         6. Withholding of Taxes

         (a) Required Withholding. All Options under the Plan shall be subject to applicable federal (including FICA), state, and local tax withholding requirements. The Employer may require that the Grantee or other person receiving or exercising Options pay to the Employer the amount of any federal, state, or local taxes that the Employer is required to withhold with respect to such Options, or the Employer may deduct from other wages paid by the Employer the amount of any withholding taxes due with respect to such Options.

         (b) Election to Withhold Shares. If the Board so permits, a Grantee may elect to satisfy the Employer's tax withholding obligation with respect to an Option by having shares withheld up to an amount that does not exceed the Grantee's minimum applicable withholding tax rate for federal (including FICA), state, and local tax liabilities. The election must be in a form and manner prescribed by the Board and may be subject to the prior approval of the Board.

         7. Transferability of Options

         (a) Nontransferability of Options. Except as provided below, only the Grantee may exercise rights under an Option during the Grantee's lifetime. A Grantee may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) with respect to Nonqualified Stock Options, if permitted in any specific case by the Board, pursuant to a domestic relations order or otherwise as permitted by the Board. When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his right to receive the Option under the Grantee's will or under the applicable laws of descent and distribution.

         (b) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Board may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws, according to such terms as the Board may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

         8. Change of Control of the Company

         As used herein, a "Change of Control" shall be deemed to have occurred if:

         (a) Any "person" (as such term is used in sections 13(d) and 14(d) of the Exchange Act") (other than persons who are shareholders on the effective date of the Plan) becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50 percent of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a change of ownership resulting from the death of a shareholder, and a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the shareholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such shareholders to more than 50 percent of all votes to which all shareholders of the parent corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote); or

         (b) The consummation of (i) a merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to more than 50 percent of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote); (ii) a sale or other disposition of all or substantially all of the assets of the Company; or (iii) a liquidation or dissolution of the Company.

         9. Consequences of a Change of Control

         (a) Notice and Acceleration. Upon a Change of Control, unless the Board determines otherwise, (i) the Company shall provide each Grantee with outstanding Options written notice of such Change of Control, and (ii) all outstanding Options shall automatically accelerate and become fully exercisable.

         (b) Assumption of Options. Upon a Change of Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Board determines otherwise, all outstanding Options that are not exercised shall be assumed by, or replaced with comparable options by, the surviving corporation (or a parent or subsidiary of the surviving corporation).

         (c) Other Alternatives. Notwithstanding the foregoing, in the event of a Change of Control, the Board may take one or both of the following actions: the Board may (i) require that Grantees surrender their outstanding Options in exchange for a payment by the Company, in cash or Company Stock as determined by the Board, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee's unexercised Options exceeds the Exercise Price of the Options, and/or (ii) after giving Grantees an opportunity to exercise their outstanding Options, terminate any or all unexercised Options at such time as the Board deems appropriate. Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Board may specify.

         10. Requirements for Issuance or Transfer of Shares

         (a) Shareholder's Agreement. The Board may require that a Grantee execute a shareholder's agreement, with such terms as the Board deems appropriate, with respect to any Company Stock issued or distributed pursuant to this Plan.

         (b) Limitations on Issuance or Transfer of Shares. No Company Stock shall be issued or transferred in connection with any Option hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Board. The Board shall have the right to condition any Option made to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his subsequent disposition of such shares of Company Stock as the Board shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan shall be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations, and interpretations, including any requirement that a legend be placed thereon.

         11. Amendment and Termination of the Plan

         (a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without shareholder approval if such approval is required to comply with the Code, other applicable laws, or applicable stock exchange requirements.

         (b) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders.

         (c) Termination and Amendment of Outstanding Options. A termination or amendment of the Plan that occurs after an Option is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Board acts under Section 17(b). The termination of the Plan shall not impair the power and authority of the Board with respect to an outstanding Option. Whether or not the Plan has terminated, an outstanding Option may be terminated or amended under Section 17(b) or may be amended by agreement of the Company and the Grantee consistent with the Plan.

         (d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials, or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

         12. Funding of the Plan

         This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to ensure the payment of any Options under this Plan. In no event shall interest be paid or accrued on any Option, including unpaid installments of Options.

         13. Rights of Participants

         Nothing in this Plan shall entitle any Employee, Key Advisor, or other person to any claim or right to be granted an Option under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Employer or any other employment rights.

         14. No Fractional Shares

         No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Option. The Board shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

         15. Headings

         Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

         16. Effective Date of the Plan

         The effective date of the Plan is the date that the Plan is approved by the Board and the stockholders of the Company.

         17. Miscellaneous

         (a) Options in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Board to grant Options under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation, or otherwise, of the business or assets of any corporation, firm, or association, including Options to employees thereof who become Employees, or for other proper corporate purposes; or (ii) limit the right of the Company to grant stock options or other awards outside of this Plan. Without limiting the foregoing, the Board may grant an Option to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization, or liquidation involving the Company, the Parent or any of their subsidiaries in substitution for a stock option, restricted stock awards, or restricted stock units grant made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Board shall prescribe the provisions of the substitute grants.

         (b) Compliance with Law. The Plan, the exercise of Options, and the obligations of the Company to issue or transfer shares of Company Stock under Options shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that the Plan and applicable Options under the Plan comply with the applicable provisions of section 162(m) of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or section 162(m) of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 162(m) of the Code, that Plan provision shall cease to apply. The Board may revoke any Option if it is contrary to law or modify an Option to bring it into compliance with any valid and mandatory government regulation. The Board may also adopt rules regarding the withholding of taxes on payments to Grantees. The Board may, in its sole discretion, agree to limit its authority under this Section.

         (c) Employees Subject to Taxation Outside the United States. With respect to Grantees who are subject to taxation in countries other than the United States, the Board may grant Options on such terms and conditions as the Board deems appropriate to comply with the laws of the applicable countries, and the Board may create such procedures, addenda, and subplans and make such modifications as may be necessary or advisable to comply with such laws.

         (d) Governing Law. The validity, construction, interpretation, and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflict of laws provisions thereof.

                          LASERLOCK TECHNOLOGIES, INC.
                                 837 LINDY LANE
                         BALA CYNWYD, PENNSYLVANIA 19004

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                        BOARD OF DIRECTORS OF THE COMPANY

The undersigned, a stockholder of LaserLock Technologies, Inc., a Nevada corporation (the "Company"), hereby appoints Norman A. Gardner and Joel A. Pinsky, and each of them, as the true and lawful attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to vote and otherwise act on behalf of the undersigned at the Special Meeting in lieu of an Annual Meeting of Stockholders of the Company to be held at the law offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, Pennsylvania 19103 on Wednesday, December 17, 2003, at 6:00 p.m., local time, and at any adjournment or adjournments thereof, with respect to all shares of the Company's Common Stock which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, on the following matters:

Please mark your
/X/ votes as in this example.

                                  FOR all nominees listed at the        WITHHELD
                                  right (except as marked to the
                                  contrary below)

1. The election of the four       / /                                  / /
   nominees to serve as directors
   until the expiration of each director's                Nominees:
   term and until his successor is                        ---------
   elected and qualified or                               Norman A. Gardner
   until his earlier resignation                          Joel A. Pinsky
   or removal.                                            Michael J. Prevot
                                                          Julius Goldfinger



INSTRUCTION. To withhold authority to vote for any individual nominee, write that nominee's name on the line below.

------------------------------------------------------------------------

2. Approval of the Amendment and Restatement of the Company's Articles of Incorporation.

         FOR    /      /       AGAINST    /      /       ABSTAIN    /      /

3. Approval of the LaserLock Technologies, Inc. 2003 Stock Option Plan.

         FOR    /      /       AGAINST    /      /       ABSTAIN    /      /

4.       Ratification of the appointment by the
         Board of Cogen Sklar LLP
         as independent auditors for the Company
         for the year ending December 31, 2003.

         FOR    /      /       AGAINST    /      /       ABSTAIN    /      /

In their discretion, the named proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment(s) thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF THE STOCKHOLDER GIVES NO DIRECTION, THE PROXY WILL BE VOTED "FOR" ALL PROPOSALS LISTED ABOVE AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS TO COME BEFORE THE MEETING.


Signature(s)                                        Dated: __________, 2003

PLEASE DATE THIS PROXY AND SIGN ABOVE exactly as your name appears on this Proxy. If more than one person owns the shares, each owner should sign. If you are signing this proxy as an attorney, administrator, executor, guardian or trustee, please include your title. If you are signing this proxy on behalf of a corporation, please include your title.